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                                                                  EXHIBIT 10.23


                       CONTRACT FOR PROFESSIONAL SERVICES

                  In San Juan, Puerto Rico, this 30th day of June, 2004.

                                     APPEAR

         Banco Popular de Puerto Rico, a banking corporation registered under the laws of the Commonwealth of Puerto Rico (hereinafter, the "Bank"), and Mabel Burckhart (hereinafter, the "Consultant"), and by virtue of this contract, they

                                     STATE

         WHEREAS, the Bank wishes to engage the services of the Consultant to advise the Bank in the matters described in ADDENDUM I hereto.

         WHEREAS, the Consultant wishes to render professional services to the Bank.

         WHEREFORE, in consideration on the mutual agreements stated below, the parties have agreed to sign a contract to engage the professional services of the Consultant subject to the following

                              TERMS AND CONDITIONS

FIRST: DESCRIPTION OF THE SERVICES

         (a) The Consultant shall perform the professional services (hereinafter, the "Professional Services") described in Addendum I to this Contract.

         (b) The Professional Services will be rendered only to the Bank or any other related entity.

         (c) The Professional Services will be rendered at the facilities designated by the Bank or in the Bank's offices, if required.

         (d) The Consultant will report his findings and recommendations to the Chairman of Popular, Inc. or to whomever the Chairman may designate from time to time.

         (e) The Consultant will be able to provide services to third parties, assuming they are not in conflict with Bank's interest.

SECOND: COMPENSATION AND PAYMENT TERMS:

         (a) In consideration to the provisions of the Professional Services, the Bank will pay the Consultant the fees set forth in Addendum II hereof.


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THIRD: RELATIONSHIP BETWEEN THE PARTIES:

         (a) No part of this Contract shall be construed in the sense that it creates a partnership or an employer-employee relationship between the Consultant and the Bank. The Consultant acknowledges that the Professional Services shall be rendered as an independent contractor. The Consultant will not be eligible for Bank benefits such as pension plans, medical, life or disability insurance, or any other benefit or profit sharing program provided by the Bank to its regular employees.

FOURTH: TERM:

         (a) This Contract shall be effective when executed by both parties and will remain in effect for one (1) year from its effective date. Any extension of this term shall be agreed upon through a written instrument signed by both parties.

FIFTH: TERMINATION:

         (a) The Bank may terminate the Contract at any time, effective immediately, for any of the following causes:

                  i. unjustified abandonment of its tasks, functions and duties as Consultant;

                  ii. engaging in misconduct against the best operation and discharge of the Professional Services;

                  iii.     engaging in illegal conduct constitutive of a crime.

         In case of termination under paragraph (a), the Consultant will only be entitled to compensation for those Professional Services rendered until the date of termination.

         (b) The Bank may terminate this Contract at any time, even before the termination date, absent any of the causes stated under paragraph (a) above; but, in that case, the Consultant shall be entitled to compensation for
(i) the Professional Services rendered up to the date of such termination.

SIXTH: GENERAL CONDITIONS:

         (a) The Consultant acknowledges, with regard to the rendering of Professional Services, that he may have access to proprietary and confidential information of the Bank or related entities. The Consultant agrees to maintain the confidentiality of such information and shall protect it with the same degree of care with which he protects his own private and confidential information. Without limitation, the Consultant agrees that all the information furnished to him by the Bank with regard to:

                  i. financial results of the Bank or any other related entity;

                  ii. financial forecasts, strategic or business plans of the Bank or any other related entity; and


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                  iii.     the contents of studies that are a property of the
Bank or any other related entity (whether prepared by the Bank, by any of the related entities, or by a third party), shall be the exclusive property of the Bank or related entity, and may be disclosed or used only with the written consent of the Bank. The duty of confidentiality in this paragraph shall survive the termination of this Contract, and shall be permanent with regard to the information obtained during the term hereof.

         (b) Any idea, design, organization, or operational scheme or other recommendation or advice the Consultant offers or gives to the Bank:

                  i. shall not be binding upon the Bank, but it may be adopted or implemented by the Bank in its sole discretion;

                  ii. shall constitute and become the exclusive property of the Bank, whether or not adopted or implemented, free of copyrights on behalf of the Consultant who hereby conveys and assigns to the Bank whatever copyrights he has with regard to ideas, design, schemes, recommendations, or advice.

         (c) The Consultant acknowledges and accepts that the Bank will rely upon the Consultant's strict performance of the terms and conditions of this Contract, and the failure of the Consultant to comply with the provisions of this agreement may cause substantial and irreparable damage to the Bank. Without limiting the foregoing, the Consultant acknowledges that time is of the essence in this contractual engagement and binds himself to strictly comply with the work schedule detailed in Addendum I of this Contract.

         (d) The Consultant shall release, indemnify and hold the Bank harmless for any cost, loss, claim, complaint, suit, or damage of any kind (including attorney's fees) to which the Bank, its shareholders, directors, employees, agents, or representatives may be subject, arising out of any nonperformance by the Consultant of the provisions of this Contract or the provision of the Professional Services.

         (e) The Bank shall release, indemnify, and hold the Consultant harmless for any cost, loss, claim, complaint, suit, or damage of any kind (including attorney's fees) to which the Consultant may be subject, through no fault of the Consultant, related to proper performance by the Consultant of the provisions of this Contract or of the Professional Services.

         (f) The Consultant agrees that, in his performance of his duties under this Contract, he will observe any applicable local, municipal, state, or federal laws or regulations.

         (g) The Consultant represents that she maintains all the licenses, authorizations and/or permits required by law or regulation for the practice of her profession, or for the operation of her business or entity, and binds herself to maintain those licenses, authorizations or permits in effect throughout the term of this Contract and any extension thereof.


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         (h)      The Consultant shall maintain, during the term of this
Contract, an insurance policy with the State Insurance Fund with such limits required by laws of the Commonwealth of Puerto Rico. The Consultant also agrees to maintain a general liability insurance policy with a minimum coverage of $1,000,000 per occurrence for bodily injury or damage to the property of third parties caused by the Consultant, his officers, employees, agents and representatives, in the discharge of their duties under this Contract. This insurance policy will be provided through an endorsement of the Burckhart & Associates policy.

         (i) The Consultant shall be exclusively liable for the payment of any applicable taxes, charges, or income taxes, and for the payment to his employees, agents or representatives of any type of salary, compensation and benefit applicable or required by law or contract.

         (j) Any notice allowed or required hereunder shall be forwarded in writing to the following addresses:

                  To the Consultant:            Mabel Burckhart
                                                650 Hernandez Street
                                                San Juan, PR 00907

                  To the Bank:                  Banco Popular de Puerto Rico
                                                Legal Division
                                                GPO Box 362708
                                                San Juan, PR  00936-2708
                                                Attn: Eduardo Negron, Esq.

         (k) Any press release, notice or public communication made by the Consultant with regard of this Contract or the rendering of the Professional Services, including, without limitation, promotional or advertisement material, shall be coordinated with and approved by the Bank before publication or disclosure.

         (l) The Bank's failure to raise any nonperformance by the Consultant or its failure to enforce any of the Consultant's duties as per the provisions of this Contract, shall not be construed as a waiver by the Bank of its rights under this Contract, or as implied amendment of the same. Any amendment or modification of the Contract must be stated in a written instrument signed by both parties.

         (m) If any of the provisions of this Contract were declared null, void or illegal by any Court or competent authority, the rest of the provisions shall remain in full force and effect.

         (n) The Bank may assign the Contract to any affiliates or subsidiaries.

         (o) This Contract contains the entire agreements between the parties with respect to the subject matter herein, and supersedes any agreement or verbal or written arrangement between the parties prior to the execution hereof.


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         (p)      This Contract shall be governed and construed according to the laws of the Commonwealth of Puerto Rico.

         IN WITNESS WHEREOF, the parties sign the same at the place and time stated at the beginning of this Contract.


BANCO POPULAR DE PUERTO RICO


/s/ Richard L. Carrion                             /s/ Mabel Burckhart
---------------------------------                  ----------------------------
By:  Richard L. Carrion                            By:  Mabel Burckhart
Title:  President & CEO                            Title:  Consultant


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                                   ADDENDUM I

1. Work schedule: Consultant shall work up to 750 hours a year, as may be decided among the parties according to work schedules and projects in progress.

2. Contact person: Consultant's primary contact person will be Richard L. Carrion. Other persons may be delegated from time-to-time and others may be contacted by Consultant as necessary to carry out the functions and projects.

3. Specific work for Popular Inc., BPPR or any of its subsidiaries or affiliates: Consultant will discuss with Mr. Carrion the specific work to be performed at any of the companies of Popular. The work will be primarily: specific projects related with the BPPR Foundation, representation in some not for profit organizations specifically assigned and other community work agreed upon by both parties.

4. Facilities and equipment: the Bank will provide office space, furniture and equipment to complete the work assigned.

5. The Bank may request periodic progress and status report meetings, as it deems necessary.


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                                  ADDENDUM II

1. Fees: The Consultant will be paid $135 per hour. Travel and lodging expenses related to work assigned will be invoiced to the Bank at the actual costs, with vouchers provided. This will also apply with meals while traveling. The car previously provided to the Consultant by the Bank will be transferred to the Consultant at no cost to the Consultant. Car maintenance expenses will be the responsibility of the Consultant.

2. It is expected that the Consultant will work and invoice 750 hours per year. If the Bank requests additional hours and Consultant is able to work them, they will also be invoiced at $135 per hour plus any approved expenses.

3. Payment schedule: The Consultant will submit a work report and invoice at the end of each month, and shall be paid within 15 days by deposit to her bank account.


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